EXHIBIT 24.1



                                POWER OF ATTORNEY


         The person whose signature appears below hereby constitutes and appoints Dennis E. Foster, Michael J. Small, Debra L. Ferrari and Kevin C. Gallagher, and each of them, any one of whom may act without the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign on his behalf a registration statement on Form S-8 (collectively, the "Registration Statement") relating to the registration of 500,000 shares of common stock, par value $.01 per share ("Common Stock"), of 360 Communications Company (the "Company") offered in connection with the Company's Employee Stock Purchase Plan, and any and all amendments to such Registration Statement, which amendments may make such changes and additions to the Registration Statement as such attorney-in-fact may deem necessary or appropriate, and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith with the Securities and Exchange Commission under the Securities Act of 1933, and hereby ratifies, approves and confirms all that each of such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 27th day of March, 1997.


                                                    /s/ Valerie B. Jarrett
                                             ---------------------------------
                                              Name: Valerie B. Jarrett